UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15 (d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported):

FEBRUARY 25, 2005

PETROHAWK ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-25717	86-0876964
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1100 Louisiana, Suite 4400, Houston, Texas		77002
(Address of principal executive offices)		(Zip Code)

(832) 204-2700
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01                                             Completion of Acquisition or Disposition of Assets.

On February 25, 2005, we completed the acquisition (the “Acquisition”) of all of the issued and outstanding common stock of Proton Oil & Gas Corporation (“POGC”) from Natural Gas Partners VI, L.P., William J. Scarff and David D. Hlebichuck (collectively, the “Sellers”) for the total purchase price of approximately $53 million in cash, which we financed with our existing credit facility.  Through the Acquisition, we obtained control over POGC’s wholly owned subsidiary, Proton Energy, L.L.C., which owns various oil and gas interests in South Texas and South Louisiana, including estimated proved reserves of approximately 28 Bcfe.  The agreement for the Acquisition (the “Acquisition Agreement”) contained customary representations and warranties, along with an indemnification escrow deposit requirement of $500,000 to indemnify us against an inaccuracy or breach of a representation or warranty in the Acquisition Agreement.  $200,000 of the Sellers’ proceeds from the Acquisition were also held back to cover deficiencies in the purchase price calculation that arise post-closing, if any.

Also on February 25, 2005, our wholly owned subsidiaries Wynn-Crosby 1994, Ltd., Wynn-Crosby 1995, Ltd., Wynn-Crosby 1996, Ltd., Wynn-Crosby 1997, Ltd., Wynn-Crosby 1998, Ltd., Wynn-Crosby 1999, Ltd., Wynn-Crosby 2000, Ltd. and Wynn-Crosby 2002, Ltd., completed the disposition of certain royalty interest properties to Noble Royalties, Inc. d/b/a Brown Drake Royalties (the “Disposition”) for approximately $80 million in cash.  Through the Disposition, we sold estimated proved reserves of approximately 26 Bcfe with current estimated production of approximately 5 Mmcfe per day.  The agreement for the Disposition also contained customary representations and warranties, but did not obligate us to provide an indemnification escrow deposit or a holdback for deficiencies in the purchase price calculation, if any.

The foregoing summary of the terms of the Acquisition and the Disposition is qualified in its entirety by reference to Exhibits 2.1, 2.2 and 2.3 attached hereto.

Item 9.01               Financial Statements and Exhibits

(c)                                  Exhibits(1)

2.1                                 Purchase and Sale Agreement executed January 14, 2005 among Wynn-Crosby 1994, Ltd., Wynn-Crosby 1995, Ltd., Wynn-Crosby 1996, Ltd., Wynn-Crosby 1997, Ltd., Wynn-Crosby 1998, Ltd., Wynn-Crosby 1999, Ltd., Wynn-Crosby 2000, Ltd. and Wynn-Crosby 2002, Ltd. and Noble Royalties, Inc. d/b/a Brown Drake Royalties.

2.2                                 Amendment to Purchase and Sale Agreement executed February 15, 2005 among Wynn-Crosby 1994, Ltd., Wynn-Crosby 1995, Ltd., Wynn-Crosby 1996, Ltd., Wynn-Crosby 1997, Ltd., Wynn-Crosby 1998, Ltd., Wynn-Crosby 1999, Ltd., Wynn-Crosby 2000, Ltd. and Wynn-Crosby 2002, Ltd. and Noble Royalties, Inc. d/b/a Brown Drake Royalties.

2.3                                 Stock Purchase Agreement executed February 4, 2005 among Petrohawk Energy Corporation and Proton Oil & Gas Corporation, Proton Energy, L.L.C., Natural Gas Partners VI, L.P., William J. Scarff and David D. Hlebichuck.

(1) We hereby agree to furnish all omitted schedules from the agreements identified in Item 9.01(c) upon the Commission’s request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned who is duly authorized.

PETROHAWK ENERGY CORPORATION

Date: March 03, 2005	By:	/s/ Shane M. Bayless
Shane M. Bayless
Vice President-Chief Financial Officer and Treasurer